Exhibit 99.1

Macrovision Agrees to Acquire Gemstar-TV Guide

Combined Companies to Revolutionize and Speed Delivery of Digital Home Entertainment Services

SANTA CLARA and LOS ANGELES, Calif. – December 7, 2007 – Macrovision Corporation (NASDAQ: MVSN) and Gemstar-TV Guide International, Inc. (NASDAQ: GMST) today announced the two companies have signed a definitive agreement for Macrovision to acquire Gemstar-TV Guide in a cash and stock transaction. The aggregate value of the transaction to Gemstar-TV Guide stockholders, based on the closing price for the Macrovision stock on December 6, 2007, is approximately $2.8 billion.

Under the terms of the agreement, each share of Gemstar-TV Guide will be converted into the right to receive, at the election of each individual stockholder, subject to proration as detailed in the agreement, $6.35 in cash or 0.2548 of a share of common stock, in a new holding company that will own both Gemstar-TV Guide and Macrovision. The per share value of the transaction to Gemstar-TV Guide stockholders, based on the closing price of MVSN stock on December 6, 2007, represents a 29 percent premium to the 10 day average closing price of Gemstar TV Guide’s common stock prior to its review of strategic alternatives announced on July 9, 2007. Macrovision stockholders will continue to own one share in the new company for each share of Macrovision common stock owned as of the closing. The aggregate cash consideration to Gemstar-TV Guide stockholders will not exceed approximately $1.55 billion. Upon completion of the transaction, the Macrovision stockholders will own approximately 53% of the combined company, and the former Gemstar-TV Guide stockholders will own approximately 47%. The transaction has been unanimously approved by the boards of directors of both companies and is currently expected to close by early second quarter 2008, subject to customary closing conditions.

Macrovision is a global leader in protection, enablement and distribution solutions that empower consumers to discover, acquire, manage and enjoy digital content. Gemstar-TV Guide is a global leader in video and entertainment guidance with products and services that deliver rich data and information to consumers over multiple media platforms. The combined company will be a leading enabler of the digital home entertainment experience and well-positioned to capture emerging opportunities across this exciting landscape.

Combining Macrovision’s and Gemstar-TV Guide’s solution portfolios will enable extensive libraries of commercial and personal protected content to be accessible on numerous devices through simple and intuitive guides. For example, consumers will be able to pull up a guide on their TV and receive personalized content and information regarding their favorite TV shows, read movie reviews before purchasing or renting a film, view personal photos, or tap into their music library.

Today that simple experience is prevented by interoperability barriers between devices and services. Macrovision’s and Gemstar-TV Guide’s strategic objectives have been to build and integrate open technology, content protection and distribution offerings that enable the delivery of digital media to consumers across multiple platforms and channels.

“Users today are demanding an open, easy to use and integrated set of capabilities that deliver on the promise of the digital home. This presents challenges to the content providers, distribution channels and device manufacturers as they struggle to quickly bring such offerings to market while preserving their unique value propositions,” commented Fred Amoroso, CEO and President of Macrovision Corporation. “We are now in a position to accelerate our vision by providing an enhanced combination of capabilities in support of the entire value chain, which is designed to deliver a differentiated solution for consumers.”

“This is a terrific transaction for our stockholders, giving them compelling value and a chance to participate in the opportunity to join forces with Macrovision to maximize value for all of our constituencies,” said Rich Battista, CEO of Gemstar-TV Guide. “We believe that the combined entity, with its complementary technologies, customers and global presence has the potential to redefine the consumer entertainment experience and drive significant additional stockholder value.”

The combination of Macrovision’s and Gemstar-TV Guide’s assets is intended to result in the integration of key ingredients needed to deliver on the digital home of the future, today. These include:

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Guidance Technology – leading interactive program guide (IPG) technologies, intellectual property and an extensive customer base including: consumer electronics manufacturers, cable, satellite and IPTV operators, and mobile and online service providers.

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Connected Services – tools and infrastructure for the delivery of content and related services directly to end users for the improvement of a home media environment both through enhancing the experience and providing content delivery. Current examples include MyTVGuide services (e.g., personalization, recommendations, ad serving, click stream analysis, notifications) and device registration. Future examples may include: video delivery service, Internet radio and music services.

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Data Services – a broad set of metadata describing television shows, music, movies, and video games, including editorial content, relationships/cross references (e.g., this song was in that movie, this singer also sang for that group). Data services also encompass images, clips, and samples.

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Connected Platform – technologies embedded into devices that enable interoperability with other media-aware devices, resulting in an open environment for secure distribution of digital media and content services, which support key open standards such as DLNA and UPnP.

•	Content Protection – key technology and intellectual property for protecting analog and digital standard and high-definition video content.

•	Consumer Sites – consumer facing websites providing users detailed and updated information on television, music, movie and games available.

Upon the close of this transaction, Fred Amoroso will be the President and Chief Executive Officer and James Budge, the Chief Financial Officer of Macrovision, will serve as Chief Financial Officer of the combined company. The new Board of Directors will be comprised of four members to be designated by Macrovision, and three members to be designated by Gemstar-TV Guide. Additionally, upon the close of this transaction, Gemstar-TV Guide CEO Rich Battista and CFO Bedi Singh will be leaving the organization.

The transaction requires, among other customary closing conditions, approval by two-thirds of the outstanding shares of Gemstar-TV Guide common stock, and a majority of the shares of Macrovision common stock voting at the special meetings to be held in connection with the transaction. News Corporation, which owns approximately 41% of the Gemstar-TV Guide common stock, has agreed to vote in favor of the transaction at the meeting of Gemstar-TV Guide stockholders to be held in connection with the proposed transaction, subject to the terms of a voting agreement.

This agreement concludes an extensive review by Gemstar-TV Guide of its strategic alternatives, including a broad solicitation of interest in the acquisition of Gemstar-TV Guide. Following this comprehensive process, Gemstar-TV Guide’s board of directors unanimously approved this transaction as the most effective alternative to maximize stockholder value.

JPMorgan served as financial advisor to Macrovision Corporation and UBS Investment Bank as financial advisor to Gemstar-TV Guide International on this transaction.

Investor call dial-in information

Both companies will hold a joint investor conference call on December 7, 2007, at 9:00 a.m. ET. Investors and analysts interested in participating in the conference are welcome to call 800-219-6110 (or international + 303-262-2140) and reference the Macrovision call.

The conference call can also be accessed via live Webcast at http://www.macrovision.com/ or http://www.earnings.com/ (or http://www.streetevents.com/ for subscribers) on December 7, 2007 at 9:00 a.m. ET. The on-demand audio webcast of the conference call will be made available as soon as practicable after the live Webcast ends.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international + 303-590-3000) and enter passcode 11104302#. Access to the replay will be made available as soon as practicable after the live conference call ends and will be available through Friday, December 14th, 2007.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 270 issued or pending United States patents and more than 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

About Gemstar-TV Guide

Gemstar-TV Guide International, Inc. (NASDAQ: GMST) is a leading global media, entertainment, and technology company that develops, licenses, markets and distributes products and services that maximize the video guidance and entertainment experience for consumers. The company’s businesses include: television, publishing, and new media properties; interactive program guide services and products; and intellectual property licensing.

Forward-Looking Statements

This press release contains “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed acquisition of Gemstar-TV Guide, the integration of its technologies into Macrovision’s products and solutions offerings, Macrovision’s plans for such offerings and customer demand for such offerings. A number of factors could cause Macrovision’s and Gemstar-TV Guide’s actual results to differ from anticipated results expressed in such forward-looking statements. Such factors include, among others, satisfaction of closing conditions to the transaction, the Company’s ability to successfully integrate the merged businesses and technologies, and customer demand for the technologies and integrated offerings. Such factors are further addressed in Macrovision’s and Gemstar-TV Guide’s respective Annual Report on Form 10-K for the period ended December 31, 2006, their respective latest Quarterly Report on Form 10-Q for the period ended September 30, 2007 and other securities filings which are on file with the Securities and Exchange Commission (available at www.sec.gov). Neither company assumes any obligation to update any forward-looking statements except as required by law.

ADDITIONAL INFORMATION

MACROVISION AND GEMSTAR-TV GUIDE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the joint proxy statement/prospectus (when available), as well as other documents filed by Macrovision and Gemstar with the Securities and Exchange Commission, at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Stockholders may also obtain a free copy of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus directly from Macrovision by directing a request to Macrovision Investor Relations at 408-969-5475 and directly from Gemstar-TV Guide by directing a request to Gemstar-TV Guide Investor Relations at 323-817-4600.

Each company’s directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Macrovision’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on March 20, 2007 and information regarding Gemstar-TV Guide’s directors and officers can be found in its proxy statement filed with the Securities and Exchange Commission on April 10, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

©Macrovision 2007. Macrovision is a registered trademark of Macrovision Corporation. Gemstar and TV Guide are registered trademarks of Gemstar-TV Guide International, Inc. and/or its subsidiaries. All other brands and product names and trademarks are the registered property of their respective companies.

For more information, contact:

Press:
Macrovision
Carolina Noguera	Carolyn Newburn
415-593-8429	408-969-5561
CarolinaN@Text100.com	cnewburn@macrovision.com

Gemstar-TV Guide
Eileen Murphy
212-852-7336
Eileen.Murphy@tvguide.com

Investor Relations:
Gemstar-TV Guide	Macrovision
Rob Carl	James Budge
323-817-4600	408-969-5475
Rob.Carl@tvguide.com	jbudge@macrovision.com